UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016

TRIVASCULAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36419	87-0807313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3910 Brickway Blvd., Santa Rosa, CA	95403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 543-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously reported, TriVascular Technologies, Inc., a Delaware corporation (“TriVascular” or the “Company”), entered into an Agreement and Plan of Merger, dated as of October 26, 2015 (the “Merger Agreement”), by and among the Company, Endologix, Inc., a Delaware corporation (“Endologix” or “Parent”), and Parent’s wholly-owned subsidiary, Teton Merger Sub Inc., a Delaware corporation (“Merger Sub”). Pursuant to the Merger Agreement, at the effective time of the Merger, Merger Sub was merged with and into the Company (the “Merger”) with the Company surviving the Merger as a direct wholly-owned subsidiary of the Parent. The Closing of the Merger occurred on February 3, 2016.

At the effective time and as a result of the Merger, each share of TriVascular common stock outstanding immediately prior to the effective time of the Merger (other than any shares of TriVascular common stock held by TriVascular stockholders demanding appraisal of such shares and who have complied with all applicable appraisal procedures and requirements in accordance with Delaware law and other than cancelled shares described below) was automatically converted into the right to receive merger consideration equal to 0.631 share of Endologix’s common stock and $0.34 in cash, for an aggregate value, based on the closing price of Endologix’s common stock on February 2, 2016, of $4.95 per share. Each share of TriVascular common stock outstanding immediately prior to the effective time of the Merger that was owned or held in treasury by TriVascular, owned by Endologix, any subsidiary of Endologix (including Merger Sub), TriVascular or any subsidiary of TriVascular, was automatically cancelled and ceased to exist, and no consideration was delivered in exchange therefor. In addition, in connection with the closing of the Merger, TriVascular’s 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan were terminated and all equity awards under such plans, as well as under the 2008 Equity Incentive Plan, in each case if not settled or exercised prior to the effective time of the Merger, were terminated and cancelled.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on October 26, 2015 and is incorporated herein by reference. Neither the Merger Agreement nor the related summary are intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to any party to the Merger Agreement. The Merger Agreement includes representations, warranties and covenants of the parties thereto made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the parties to the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with the negotiated terms. Moreover, some of those representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to TriVascular’s or Endologix’s SEC filings or may have been used for purposes of allocating risk among the parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the TriVascular, Endologix, Merger Sub, the stockholders or any of their respective affiliates.

For additional information about the Merger Agreement and the Merger, please see (i) the Definitive Proxy Statement/Prospectus on Schedule 14A filed by the Company with the SEC on January 8, 2016, and (ii) the Supplement to the Definitive Proxy Statement/Prospectus on Schedule 14A filed by the Company with the SEC on January 26, 2016 (collectively, the “Proxy Statement”).

Item 1.02 Termination of a Material Definitive Agreement.

On February 3, 2016, in connection with the closing of the Merger, all outstanding amounts under TriVascular’s Term Loan Agreement, as amended, with Century Medical, Inc. and under TriVascular’s Second Amended and Restated Term Loan Agreement with Capital Royalty Partners II L.P., Parallel Investment Opportunities Partners II L.P., Capital Royalty Partners II—Parallel Fund “A” L.P., Capital Royalty Partners II (Cayman) L.P. and Capital Royalty Partners II—Parallel Fund “B” (Cayman) L.P. (collectively, the “Loan Agreements”) were repaid in full, and the Loan Agreements terminated.

In connection with the closing of the Merger, the Company also sent a notice of termination to Cantor Fitzgerald & Co. to terminate that certain Controlled Equity Offering Sales Agreement, dated May 29, 2015.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note above is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information in the Introductory Note above is incorporated herein by reference.

On February 3, 2016, following the effective time of the Merger, TriVascular requested that the NASDAQ Stock Market file with the SEC an application on Form 25 to withdraw TriVascular common stock from listing on the NASDAQ Global Select Market and terminate the registration of TriVascular common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, TriVascular intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of its common stock under the Exchange Act and to suspend its reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information in the Introductory Note and Item 3.01 hereof is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information in the Introductory Note and Items 2.01, 3.01 and 3.03 of this report is incorporated herein by reference.

As a result of the Merger, a change in control of TriVascular occurred, and as the surviving entity of the Merger, TriVascular became a direct, wholly-owned subsidiary of Endologix.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2016, the Board of Directors of the Company approved the payment of cash bonuses to certain employees and officers, including the Company’s named executive officers, Christopher G. Chavez, the Company’s President and Chief Executive Officer, Michael R. Kramer, the Company’s Chief Financial Officer, and Michael V. Chobotov, the Company’s Chief Technology Officer, based on substantial achievement of target bonus opportunities for performance during the year ended December 31, 2015. For 2015, the target bonus opportunities for each of Mr. Chavez, Mr. Kramer and

Dr. Chobotov were 130%, 45% and 45%, respectively, of their annual base salaries. The cash bonuses awarded to each named executive officer were based on each named executive officer’s attainment of specified performance goals, as well as the Company’s annual financial and operational targets in 2015. The cash bonuses were calculated and awarded at 75% to each named executive officer’s target. Material considerations in determining bonuses included the achievement of a named executive officer’s corporate objectives for the year; the executive officer’s handling of unplanned events and opportunities; the Chief Executive Officer’s input with respect to the performance of the Company and his reports, and the Company’s financial performance relative to plan, including attainment of revenue targets. The amounts of the cash bonuses awarded by the Board of Directors for 2015 to each of the named executive officers is set forth in the table below:

Name	Cash Bonus Amount
Christopher G. Chavez	$455,625
Michael R. Kramer	$110,401
Michael V. Chobotov	$92,527

In addition to the formula used to determine each of the performance bonuses described above, the Compensation Committee, in its discretion, awarded additional bonuses to certain officers, including an additional $81,000 to Mr. Kramer and an additional $31,000 to Dr. Chobotov.

In accordance with the terms of the Merger Agreement, each of Christopher G. Chavez, Ryan D. Drant, Daniel J. Moore, Jake R. Nunn, Douglas A. Roeder, James P. Scopa and Robert W. Thomas resigned from his position as a member of TriVascular’s Board of Directors, and any committees thereof, effective as of the closing of the Merger. Upon the effectiveness of such resignations, the directors of Merger Sub as of immediately prior to the effective time of the Merger (John McDermott, Vaseem Mahboob and Robert Mitchell) became the directors of the surviving corporation.

In accordance with the terms of the Merger Agreement, each of the executive officers of TriVascular resigned from his or her respective position as an executive officer of TriVascular. Upon the effectiveness of such resignations, the officers of Merger Sub as of immediately prior to the effective time of the Merger became the officers of the surviving corporation, as follows:

•	John McDermott – President and Chief Executive Officer

•	Vaseem Mahboob – Chief Financial Officer

•	Robert Mitchell – Secretary

For further information regarding the TriVascular directors and officers who will continue as Endologix directors and officers, as well as information regarding change of control severance payments, please see the Proxy Statement and the Current Report on Form 8-K filed by Endologix with the SEC on February 3, 2016.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, TriVascular’s certificate of incorporation was amended and restated in its entirety. The Amended and Restated Certificate of Incorporation of TriVascular is attached as Exhibit 3.1 hereto and incorporated herein by reference. Pursuant to the terms of the Merger Agreement, the bylaws of Merger Sub as in effect at the effective time of the Merger became the bylaws of TriVascular. Such Bylaws are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01 Other Events.

As previously disclosed in the Proxy Statement, on December 7, 2015, Barry Lucido, individually and on behalf of TriVascular stockholders, filed a putative stockholder class action lawsuit in the Sonoma County Superior Court of the State of California against TriVascular, members of TriVascular’s Board of Directors, Endologix and the Merger Sub. The complaint alleged breaches of fiduciary duties by TriVascular’s directors in negotiating and approving the Merger Agreement, as well as failure to make material disclosures in connection with the Merger. The complaint alleged that Endologix and the Merger Sub aided and abetted the purported breaches of fiduciary duties. The complaint sought injunctive relief in the form of enjoining the Merger, rescissory and compensatory damages, and attorneys’ fees and expenses. TriVascular has also become aware that, on January 11, 2016, Roger Mariani, individually and on behalf of TriVascular stockholders, filed a second putative stockholder class action lawsuit in the Sonoma County Superior Court of the State of California against TriVascular, members of TriVascular’s Board of Directors, Endologix and the Merger Sub. This follow-on complaint, which has not been served on any of the defendants, asserted materially the same claims and sought materially the same relief as the previously filed Lucido complaint, and plaintiffs’ counsel in both actions are collaborating. The defendants believe that the claims in both actions are without merit.

On January 25, 2016, the defendants entered into a memorandum of understanding (“MOU”) with the plaintiffs providing for the settlement of all claims in both actions. Under the MOU, and subject to approval of the Sonoma County Superior Court of the State of California and further definitive documentation, the plaintiffs on behalf of the putative class they represent have agreed to settle and release, against the defendants and their affiliates and agents, all claims in the actions and any potential claim related to (i) the adequacy of the consideration to be paid to TriVascular’s stockholders in connection with the Merger and/or the Merger Agreement, or any amendment thereto; (ii) the fiduciary obligations of any of the defendants or other released parties in connection with the Merger and/or the Merger Agreement, or any amendment thereto; (iii) the negotiations in connection with and process leading to the Merger and/or the Merger Agreement, or any amendment thereto; and (iv) the disclosures or disclosure obligations of any of the defendants or other released parties in connection with the Merger and/or the Merger Agreement. The settlement will not affect the consideration payable to stockholders of TriVascular in connection with the Merger.

On February 3, TriVascular and Endologix issued a joint press release announcing the closing of the Merger. A copy of as the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of TriVascular Technologies, Inc.

3.2	Amended and Restated Bylaws of TriVascular Technologies, Inc.

99.1	Joint Press release issued by TriVascular Technologies, Inc. and Endologix, Inc. dated February 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIVASCULAR TECHNOLOGIES, INC.

Date: February 3, 2016	/s/ John McDermott
	Name:	John McDermott
	Title:	President and Chief Executive Officer